Exhibit 99.1

ViewRay Reports Third Quarter 2020 Results

CLEVELAND, November 5, 2020 — ViewRay, Inc. (Nasdaq: VRAY) (the "Company") today announced financial results for the third quarter ended September 30, 2020.

Third Quarter 2020 Highlights:

•	Total revenue of $10.1 million, primarily from one revenue unit, compared to $20.9 million, primarily from three revenue units, in the third quarter of 2019.
•	Received four new orders for MRIdian systems totaling $23.4 million, compared to eight new orders totaling $34.9 million in the third quarter of 2019.
•	Total backlog was $238.9 million as of September 30, 2020, compared to $230.7 million as of September 30, 2019.
•	Cash and cash equivalents were $163.9 million as of September 30, 2020.
•

Effective October 30, 2020, the Company amended its term loan with Silicon Valley Bank, deferring amortization until November 2022. Included in the amendment was an expansion of the facility from $56 million to $58 million, the extension of maturity from December 2023 to November 2025, and other improvements to the interest rate and select covenants.

"We are pleased with our third quarter results in light of the economic backdrop," said Scott Drake, President and CEO. "MRIdian's clinical, strategic, and economic value propositions are resonating with customers. We received four orders in Q3, including an order from the Veterans Administration, which was a first for ViewRay. We look forward to partnering with the VA to provide the benefits of MRIdian to our nation's heroes. In addition, we continue to demonstrate fiscal discipline on operating expenses and working capital, and today announced the amendment of our term loan which extends maturity and defers amortization payments until late 2022."

Three Months Ended September 30, 2020 Financial Results:

Total revenue for the three months ended September 30, 2020 was $10.1 million compared to $20.9 million for the same period last year.

Total cost of revenue for the three months ended September 30, 2020 was $11.2 million compared to $20.3 million for the same period last year.

Total gross profit (loss) for the three months ended September 30, 2020 was $(1.1) million, compared to $0.6 million for the same period last year.

Total operating expenses for the three months ended September 30, 2020 were $23.9 million, compared to $32.3 million for the same period last year.

Net loss for the three months ended September 30, 2020 was $28.1 million, or $0.19 per share, compared to $20.8 million, or $0.21 per share, for the same period last year.

ViewRay had total cash and cash equivalents of $163.9 million at September 30, 2020.

Nine Months Ended September 30, 2020 Financial Results:

Total revenue for the nine months ended September 30, 2020 was $38.6 million compared to $71.3 million for the same period last year.

Total cost of revenue for the nine months ended September 30, 2020 was $42.8 million compared to $72.9 million for the same period last year.

Total gross profit (loss) for the nine months ended September 30, 2020 was $(4.2) million compared to $(1.5) million for the same period last year.

Total operating expenses for the nine months ended September 30, 2020 were $76.4 million, compared to $86.9 million for the same period last year.

Net loss for the nine months ended September 30, 2020 was $81.8 million, or $0.55 per share, compared to $85.0 million, or $0.87 per share, for the same period last year.

Conference Call and Webcast

The dial-in numbers are (844) 277-1426 for domestic callers and (336) 525-7129 for international callers. The conference ID number is 9819479. A live webcast of the conference call will be available on the investor relations page of ViewRay's corporate website at http://investors.viewray.com/events-and-presentations/upcoming-events.

After the live webcast, a replay will remain available online on the investor relations page of ViewRay's website, under "Financial Events and Webinars", for 14 days following the call. In addition, a telephonic replay of the call will be available until November 12, 2020. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the conference ID number 9819479.

About ViewRay®

ViewRay, Inc. (Nasdaq: VRAY), designs, manufactures, and markets the MRIdian® MR-Guided Radiation Therapy System. MRIdian is built upon a proprietary high-definition MR imaging system designed from the ground up to address the unique challenges and clinical workflow for advanced radiation oncology. Unlike MR systems used in diagnostic radiology, MRIdian's high-definition MR was purpose-built to address specific challenges, including beam distortion, skin toxicity, and other concerns that potentially may arise when high magnetic fields interact with radiation beams. ViewRay and MRIdian are registered trademarks of ViewRay, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the rate of new orders, upgrades, and installations, ViewRay's preliminary third quarter results and anticipated future operating and financial performance, and ViewRay's conference call to discuss its third quarter 2020 results. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to commercialize MRIdian Linac System, demand for ViewRay's products, the ability to convert backlog into revenue, the timing of delivery of ViewRay's products, the timing, length, and severity of the recent COVID-19 (coronavirus) pandemic, including its impacts across our businesses on demand, operations and our global supply chains, the results and other uncertainties associated with clinical trials, the ability to raise the additional funding needed to continue to pursue ViewRay's business and product development plans, the inherent uncertainties associated with developing new products or technologies, competition in the industry in which ViewRay operates, and overall market conditions. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to ViewRay's business in general, see ViewRay's current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and its Quarterly Reports on Form 10-Q, as updated periodically with the company's other filings with the SEC. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

VIEWRAY, INC.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Product	$6,210	$18,696	$28,295	$65,475
Service	3,758	2,048	9,909	5,482
Distribution rights	118	118	356	356
Total revenue	10,086	20,862	38,560	71,313
Cost of revenue:
Product	8,550	18,521	34,393	63,368
Service	2,600	1,767	8,380	9,489
Total cost of revenue	11,150	20,288	42,773	72,857
Gross margin	(1,064)	574	(4,213)	(1,544)
Operating expenses:
Research and development	5,245	5,641	17,793	17,135
Selling and marketing	2,669	7,297	11,585	19,845
General and administrative	16,031	19,381	47,046	49,888
Total operating expenses	23,945	32,319	76,424	86,868
Loss from operations	(25,009)	(31,745)	(80,637)	(88,412)
Interest income	5	484	787	1,391
Interest expense	(1,074)	(1,069)	(3,183)	(2,902)
Other (expense) income, net	(2,047)	11,499	1,224	4,933
Loss before provision for income taxes	$(28,125)	$(20,831)	$(81,809)	$(84,990)
Provision for income taxes	—	—	—	—
Net loss and comprehensive loss	$(28,125)	$(20,831)	$(81,809)	$(84,990)
Net loss per share, basic and diluted	$(0.19)	$(0.21)	$(0.55)	$(0.87)
Weighted-average common shares used to compute net loss per share attributable to common stockholders, basic and diluted	148,042,972	99,039,789	147,683,344	97,763,964

VIEWRAY, INC.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share data)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$163,881	$226,783
Accounts receivable	26,548	16,817
Inventory	46,456	55,031
Deposits on purchased inventory	4,254	6,457
Deferred cost of revenue	8,705	3,466
Prepaid expenses and other current assets	4,659	3,310
Total current assets	254,503	311,864
Property and equipment, net	22,533	23,399
Restricted cash	1,460	1,404
Intangible assets, net	51	55
Right-of-use assets	10,055	11,720
Other assets	1,485	1,577
TOTAL ASSETS	$290,087	$350,019
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,607	$13,739
Accrued liabilities	17,966	21,390
Customer deposits	16,080	9,662
Operating lease liability, current	2,251	2,264
Current portion of long-term debt	15,556	1,556
Deferred revenue, current	21,838	10,457
Total current liabilities	81,298	59,068
Deferred revenue, net of current portion	2,884	3,553
Long-term debt	40,134	53,995
Warrant liabilities	4,092	5,373
Operating lease liability, noncurrent	8,816	10,479
Other long-term liabilities	1,827	1,377
TOTAL LIABILITIES	139,051	133,845
Commitments and contingencies (Note 6)
Stockholders’ equity:
Preferred stock, par value of $0.01 per share; 10,000,000 shares authorized at September 30, 2020 and December 31, 2019; no shares issued and outstanding at September 30, 2020 and December 31, 2019	—	—
Common stock, par value of $0.01 per share; 300,000,000 shares authorized at September 30, 2020 and December 31, 2019; 147,954,426 and 147,191,695 shares issued and outstanding at September 30, 2020 and December 31, 2019	1,469	1,462
Additional paid-in capital	750,552	733,888
Accumulated deficit	(600,985)	(519,176)
TOTAL STOCKHOLDERS’ EQUITY	151,036	216,174
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$290,087	$350,019

Contact:

Investor Relations:

Michaella Gallina

Vice President, Chief of Staff, Head of Investor Relations and Communications

ViewRay, Inc.

1-844-MRIdian (674-3426)

Email: investors@viewray.com

Media Enquiries:

Karen Hackstaff

Vice President, Strategy and Brand

ViewRay, Inc.

Phone: +1 408-242-2994

Email: media@viewray.com